National General Announces Further 10-K Filing Delay for Completion of Final Audit Procedures
NEW YORK, March 16, 2017 (GLOBE NEWSWIRE) -- National General Holdings Corp. (Nasdaq:NGHC) today announced that it will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2016 within the 15 day extension granted by the Form 12b-25 filed with Securities and Exchange Commission on March 1, 2017. The audit is substantially completed, but the auditor requires additional time to complete their final review procedures and deliver their audit opinion. The Company does not expect to disclose any material weaknesses with regard to 2016 when its 10-K is filed. In addition, the Company does not anticipate any changes from the results reported in its earnings release published on February 27, 2017.

National General expects to disclose in the 2016 Form 10-K and in an Amendment to its 2015 Form 10-K that, as part of its evaluation of its internal controls over financial reporting, management determined that there was a material weakness in its internal control over financial reporting as of December 31, 2015 relating to the precision and sufficiency of formal documentation, including determining the completeness and accuracy of reports used in this operation of management’s review procedures, in particular as it relates to the following areas: (i) investment accounting - the documentation of investment reconciliations and the documentation of the procedures for review of securities for other than temporary impairment and valuation of investments; (ii) accounting for acquisitions - in particular the documentation related to the opening balance sheet and the documentation related to the development of assumptions used in the valuation of intangibles; (iii) accounting for income taxes - the documentation of the procedures for review of the income tax provision and (iv) completeness and accuracy of reports used in accounting for premiums, investments, loss reserves and claims. Since December 31, 2015, the 2015 Material Weakness has been remediated, with the assistance of qualified consultants, by the development and implementation of additional documentation processes with enhanced precision and formalized review procedures. Management has concluded that the 2015 Material Weakness did not have any impact on the Company’s financial position and management has concluded that the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 present fairly, in all material respects, the financial position of the Company as of December 31, 2015.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd., or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Investor Contact
Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com